UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 26, 2004

                                FONEFRIEND, INC.

             (Exact name of Registrant as specified in its charter)



Delaware                           0-24408                    33-0611753
(State or other              (Commission File Number)        (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

14545 Friar Street, Suite 103, Van Nuys, CA                        91411
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:             (818) 376-1616


This Current Report on Form 8-K is filed by FoneFriend, Inc., a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 25, 2004 the Board of Directors of FoneFriend, Inc. (the "Company") dismissed Henry Schiffer, C.P.A., an accountancy corporation, as the Company's independent accountants and appointed the firm of Kabani & Company, Inc., to serve as independent public accountants of the Company for the fiscal year ending March 31, 2004.

Henry Schiffer's report on the Company's consolidated financial statements for the fiscal years ended March 31, 2003 and April 30, 2002, did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles; however, they were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the years ended December 31, 2003 and 2002 and through May 25, 2004, there were no disagreements with Henry Schiffer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Henry Schiffer's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years.

The Company provided Henry Schiffer with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Henry Schiffer's letter stating its agreement with such statements.

During the years ended December 31, 2003 and 2002, and through the date hereof, the Company did not consult with Kabani & Company, Inc. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit         Description
-------         -----------

16.1            Letter from Henry Schiffer, C.P.A., an accountancy corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONEFRIEND, INC.

By: /s/ JACKELYN GIROUX
    -----------------------
        Jackelyn Giroux
        President


Date:  June 30, 2004